UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2016

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the shareholders of CNO Financial Group, Inc. (the "Company") on May 4, 2016 (the "Annual Meeting"), the Company's shareholders elected nine directors to serve terms expiring at next year's annual meeting and approved three other proposals. The results of the voting were as follows:

Proposal 1:	Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Edward J. Bonach	162,078,938	1,092,523	307,496	7,052,682
Ellyn L. Brown	161,584,590	1,571,733	322,634	7,052,682
Robert C. Greving	162,130,189	1,039,345	309,423	7,052,682
Mary R. (Nina) Henderson	161,587,597	1,570,070	321,290	7,052,682
Charles J. Jacklin	162,128,257	1,028,910	321,790	7,052,682
Daniel R. Maurer	162,127,977	1,029,402	321,578	7,052,682
Neal C. Schneider	161,336,916	1,831,083	310,958	7,052,682
Frederick J. Sievert	162,133,155	1,020,374	325,428	7,052,682
Michael T. Tokarz	137,606,074	24,842,444	1,030,439	7,052,682

Proposal 2:	Approval of the Replacement NOL Protective Amendment to the Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses and certain other tax losses.

For	Against	Abstain	Broker Non-Votes
162,715,867	7,684,286	131,486	—

Proposal 3:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
169,864,425	627,064	40,150

Proposal 4:	Approval by non-binding advisory vote of executive compensation.

For	Against	Abstain	Broker Non-Votes
161,267,373	1,195,685	1,015,899	7,052,682

Item 7.01.	Regulation FD.

On May 4, 2016, the Company issued a press release to announce: (i) results of the voting at the Annual Meeting on the proposals described above; and (ii) that its board of directors has declared a quarterly dividend of eight cents per common share payable on June 24, 2016, to shareholders of record at the close of business on June 10, 2016. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

99.1	Press release of CNO Financial Group, Inc. dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 4, 2016
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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